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                                 Exhibit No. 11

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                  YEAR ENDED
(In thousands)                                DECEMBER 31, 1995
                                           -----------------------
                                                         EARNINGS
                                            SHARES       PER SHARE
                                           --------     ----------
Weighted average shares outstanding         83,892        $2.37
                                            ======        =====

Primary

  Average shares outstanding                83,892
  Common stock equivalents                     509
                                            ------

                                            84,401        $2.36
                                            ======        =====

Fully Diluted

  Average shares outstanding                83,892
  Common stock equivalents                     593
                                            ------

                                            84,485        $2.36
                                            ======        =====





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